UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 28, 2009
Date of Report (Date of earliest event reported)

Macrovision Solutions Corporation
(Exact name of registrant as specified in its charter)

      Delaware                                     000-53413                                     26-1739297
(State or other jurisdiction of                 (Commission                               (I.R.S. employer
incorporation or organization)                         File No.)                                identification number)

2830 De La Cruz Boulevard
Santa Clara, California 95050
(Address of principal executive offices, including zip code)

(408) 562-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01    Completion of Acquisition or Disposition of Assets.

Pursuant to that certain Equity Purchase Agreement (the “Agreement”) dated January 5, 2009, by and among Gemstar-TV Guide International, Inc. (“Gemstar”), TV Guide Entertainment Group, Inc. (the “Company”), its parent company UV Corporation, Macrovision Solutions Corporation (“Macrovision”), the ultimate parent company of Gemstar, the Company and UV Corporation, and Lions Gate Entertainment, Inc. (“Buyer”), a wholly-owned subsidiary of Lions Gate Entertainment Corp., effective as of February 28, 2009, UV Corporation completed the sale of all of the issued and outstanding equity interests of the Company to a wholly-owned subsidiary of Buyer for approximately $255 million in cash and assumed liabilities, subject to working capital and other indebtedness adjustments as set forth in the Agreement.  In connection with the transaction, Gemstar and its subsidiaries also transferred, assigned and licensed to the Company and its subsidiaries certain assets related to the TV Guide Network and the TV Guide Online (tvguide.com) business.

ITEM 9.01    Financial Statements and Exhibits.

(b) Pro forma financial information

The Company presented the assets and liabilities related to its TV Guide Network and TV Guide Online businesses as assets and liabilities held for sale, for purposes of its historical financial statements included in its Annual Report on Form 10-K for the period ended December 31, 2008.  To fully reflect the completed disposition of the Company’s TV Guide Network and TV Guide Online businesses, the following pro forma adjustments would be made to its historical balance sheet as of December 31, 2008:  (1) an increase in cash and cash equivalents of $200 million; (2) an increase in restricted cash of $37 million; (3) a decrease of $269 million in assets held for sale and (4) a decrease of $32 million in liabilities held for sale. As a result of the completed disposition, total current assets would be decreased by $69 million to $667 million and total assets would be decreased by $32 million to $2.6 billion. In addition, total current liabilities and total liabilities would be decreased $32 million to $143 million and $1.1 billion, respectively.

The Company has presented the results of operations related to its TV Guide Network and TV Guide Online businesses, for the year ended December 31, 2008, in discontinued operations for purposes of its historical financial statements included in its Annual Report on Form 10-K for the period ended December 31, 2008.  As such, pro forma adjustments to historical results of continuing operations are not necessary to reflect the completed disposition of the TV Guide Network and TV Guide Online businesses since such results of operations have already been excluded from the Company’s 2008 results of continuing operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macrovision Solutions Corporation
(Registrant)
Date: March 5, 2009	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel